Exhibit 99.6

DOLBY LABORATORIES, INC.

2005 STOCK PLAN

STOCK APPRECIATION RIGHT AGREEMENT - INTERNATIONAL

Unless otherwise defined herein, the terms defined in the Dolby Laboratories, Inc. 2005 Stock Plan (the “Plan”) shall have the same defined meanings in this Stock Appreciation Right Agreement (the “Award Agreement”).

I.	NOTICE OF STOCK APPRECIATION RIGHT GRANT

Participant:

Address:

Participant has been granted a Stock Appreciation Right (or “SAR”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number	__________________________________

Date of Grant	__________________________________

Vesting Commencement Date	__________________________________

Exercise Price per Share	$_________________________________

Total Number of Shares Subject to SAR	__________________________________

Total Exercise Price	$_________________________________

Expiration Date:	__________________________________

Vesting Schedule:

Subject to Participant continuing to be a Service Provider and other limitations set forth in the Plan and this Award Agreement, this SAR may be exercised, in whole or in part, in accordance with the following schedule:

Date of Vesting	Total Number of SARs Vested	Percent Vested
25%
50%
75%
100%

Termination Period:

This SAR will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this SAR will be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this SAR be exercised after the Expiration Date as provided above.

II.	AGREEMENT

A.	Grant of SAR.

The Administrator hereby grants to Participant named in the Notice of Stock Appreciation Right Grant (the “Notice of Grant”) the right to the appreciation on the Total Number of Shares Subject to SAR that have vested, as set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Award Agreement. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.

B.	Exercise of SAR.

(a) Right to Exercise. This SAR is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.

(b) Method of Exercise. This SAR is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator, which in either case shall state the election to exercise the SAR, the number of Shares in respect of which the SAR is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Participant shall provide payment of any applicable withholding taxes arising in connection with such exercise. This SAR shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by any applicable withholding taxes.

C.	Payment upon Exercise.

Upon exercise of all or a specified portion of the SAR, the Participant shall be entitled to receive from the Company an amount in cash in one lump sum payment determined by multiplying (a) the difference (if any) obtained by subtracting (i) the Exercise Price per Share as set forth in the Notice of Grant from (ii) the Fair Market Value of a Share on the date of exercise of the SAR, by (b) the number of Shares with respect to which the SAR is exercised, reduced by any applicable withholding taxes and subject to any limitations the Administrator may impose.

No payment shall be made pursuant to the exercise of this SAR unless such payment complies with Applicable Laws. Assuming such compliance, for income tax purposes, the payment shall be considered transferred to Participant on the date the SAR is exercised with respect to such Exercised Shares.

D.	Non-Transferability of SAR.

This SAR may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

E.	Term of SAR.

This SAR may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

F.	Tax Obligations.

1. Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements as well as social security charges applicable to the vesting of the SAR, the exercise of the SAR or the payment of any amounts with respect to the SAR. In this regard, Participant authorizes the Company (and/or the Parent or Subsidiary employing or retaining Participant) to withhold all applicable taxes legally payable by Participant from the Participant’s cash payment required under this Award Agreement, wages or other cash compensation paid to Participant by the Company (and/or the Parent or Subsidiary employing or retaining Participant) in an amount sufficient to cover such tax obligations. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to make the payment required under this Award Agreement if such withholding amounts are not delivered at the time of exercise.

2. Tax Consultation. Participant understands that he or she may suffer adverse tax consequences as a result of Participant’s grant, vesting or exercise of this SAR.

Participant represents that he or she will consult with any tax advisors Participant deems appropriate in connection with the grant, vesting or exercise of this SAR and that Participant is not relying on the Company for any tax advice.

G.	Acknowledgements.

1. Participant acknowledges receipt of a copy of the Plan (including any applicable appendixes or sub-plans thereunder) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this SAR subject to all of the terms and provisions thereof. Participant has reviewed the Plan (including any applicable appendixes or sub-plans thereunder) and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this SAR and fully understands all provisions of the SAR. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this SAR. Participant further agrees to notify the Company upon any change in the residence address indicated below.

2. The Company (and not Participant’s employer) is granting the SAR. The Company will administer the Plan from outside Participant’s country of residence and that United States of America law will govern all SARs granted under the Plan.

3. That benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. The benefits and rights provided under the Plan are not to be considered part of Participant’s salary or compensation for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. Participant waives any and all rights to compensation or damages as a result of the termination of employment with the Company for any reason whatsoever insofar as those rights result or may result from:

(a) the loss or diminution in value of such rights under the Plan, or

(b) Participant ceases to have any rights under, or ceases to be entitled to any rights under the Plan as a result of such termination.

4. The grant of the SAR, and any future grant of SARs under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of the SAR nor any future grant of a SAR by the Company will be deemed to create any obligation to grant any further SARs, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right, at any time to amend, suspend or terminate the Plan.

5. The Plan will not be deemed to constitute, and will not be construed by Participant to constitute, part of the terms and conditions of employment, and that the Company will not incur any liability of any kind to Participant as a result of any change or amendment, or any cancellation, of the Plan at any time.

6. Participation in the Plan will not be deemed to constitute, and will not be deemed by Participant to constitute, an employment or labor relationship of any kind with the Company.

7. By entering into this Award Agreement, and as a condition of the grant of the SAR, Participant consents to the collection, use, and transfer of personal data as described in this subsection to the full extent permitted by and in full compliance with Applicable Law.

(a) Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company, details of all SARs or other entitlement to Shares or SARs awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”).

(b) Participant further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of Participant’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan (“Data Recipients”).

(c) Participant understands that these Data Recipients may be located in Participant’s country of residence or elsewhere, such as the United States. Participant authorizes the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent payment of the exercised SARs on Participant’s behalf, to a broker or third party with whom the payment amounts acquired on exercise may be deposited.

(d) Participant understands that Participant may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw Participant’s consent herein in writing by contacting the Company. Participant further understands that withdrawing consent may affect Participant’s ability to participate in the Plan.

8. Participant has received the terms and conditions of this Award Agreement and any other related communications, and Participant consents to having received these documents in English.

H.	Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

I.	NO GUARANTEE OF CONTINUED SERVICE.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SAR PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED A SAR OR EXERCISING THE SAR HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S (OR PARENT’S OR SUBSIDIARY’S) RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By Participant’s electronic signature and the electronic signature of the Company’s representative, Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.